UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2014

CORONADO BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 New England Executive Park, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)	Previous independent registered public accounting firm

On April 2, 2014, Coronado Biosciences, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm. Both the Company’s Audit Committee and its Board of Directors participated in and approved this decision.

The reports of PwC on the consolidated financial statements of the Company for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2013 and 2012, and through April 2, 2014, the Company did not have any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such time periods.

During the Company’s fiscal years ended December 31, 2013 and 2012, and through April 2, 2014, no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K have occurred.

PwC has indicated to the Company that it concurs with the foregoing statements above as they relate to PwC and has furnished a letter to the Securities and Exchange Commission to this effect. A copy of the letter from PwC is attached to this Form 8-K as Exhibit 16.1.

(b)	New independent registered public accounting firm

Both the Audit Committee of the Company and the Company’s Board of Directors approved the engagement of EisnerAmper LLP (“EisnerAmper”) as its new independent registered public accounting firm on April 2, 2014. During the Company’s fiscal years ended December 31, 2013 and 2012, and through April 2, 2014, the Company did not consult with EisnerAmper regarding any matters described in Items 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated April 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CORONADO BIOSCIENCES, INC.

Date: April 7, 2014
/s/ Lucy Lu
	Name:	Lucy Lu
	Title:	Chief Executive Officer